Exhibit 4.1

BITDEER TECHNOLOGIES GROUP

Number	Class A Ordinary Shares
[●]	- [●] -

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into 500,000,000,000 Shares of US$0.0000001 par value each

THIS IS TO CERTIFY THAT [Name] is the registered holder of [Number] Class A Ordinary Shares in the above-named Company subject to the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association thereof.

EXECUTED on behalf of the said Company on the                 day of                                     by:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY ANALOGOUS STATUTE OF ANY OTHER JURISDICTION, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY ANALOGOUS STATUTE OF ANY OTHER JURISDICTION.